Exhibit 4.9


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS EITHER (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR (B) FRONTLINE CAPITAL GROUP HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO IT TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH SALE, PLEDGE OR OTHER TRANSFER AND THAT AN APPLICABLE EXEMPTION THERETO IS AVAILABLE; PROVIDED,
HOWEVER, THAT IN NO EVENT MAY THIS WARRANT BE EXERCISED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO MARCH 7, 2001.

                       WARRANT TO PURCHASE COMMON STOCK OF
                             FRONTLINE CAPITAL GROUP
                (VOID AFTER THE EXPIRATION DATE SET FORTH HEREIN)


                                                                            W-57

         This certifies that GOTHAM PARTNERS, L.P. or its permitted assigns (the "Holder"), for value received, is entitled to purchase from FRONTLINE CAPITAL GROUP, a Delaware corporation (the "Company"), 1,000,000 fully paid and nonassessable shares of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to adjustment from time to time in accordance with
Section 3, for cash at a price of $47.25 per share (as may be adjusted from time to time in accordance with Section 3, the "Stock Purchase Price") at any time or from time to time on or after March 7, 2001 and up to and including 5:00 p.m. (New York time) on March 7, 2005 (the "Expiration Date"). The Holder may purchase the shares pursuant hereto upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto as Exhibit A and, unless this Warrant has been registered for resale under the Securities Act of 1933, as amended (the "1933 Act"), the Form of Investment Representation attached hereto as Exhibit B duly filled in and signed and, if applicable, upon payment in cash or other same-day funds of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.

         This Warrant is subject to the following terms and conditions:

   1.    EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

         1.1 EXERCISE. This Warrant is exercisable at any time or from time to time on or after March 7, 2001 and on or prior to the Expiration Date with respect to all or any part of the shares of Common Stock set forth in the first paragraph of this Warrant. Any unexercised portion of this Warrant shall terminate on the Expiration Date. The Company agrees that the shares of Common Stock purchased under this Warrant shall be, and are deemed to be, issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and full payment made in cash or other same-day funds for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each certificate for shares of Common Stock so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

         1.2 OPTION OF COMPANY TO SUBSTITUTE CASH FOR SHARES. Notwithstanding any other provision contained herein, upon the exercise of all or any portion of this Warrant, the Company may, at its election, in lieu of delivering the shares of Common Stock or other securities or property for which this Warrant is then exercisable, deliver cash in an amount equal to the fair market value of such shares of Common Stock, securities or other property on the date the Warrant (or portion thereof) is exercised. Any security that is principally traded on a national securities exchange or in the NASDAQ National Market System shall be deemed to have a fair market value, as of any date, equal to the last sale price, regular way, reported as of 4:00 p.m., New York time, on such date or, in case no such sale takes place on such date, the average of the bid and asked prices as of 4:00 p.m., New York time, on such date, in either case as reported in the principal consolidated transaction reporting system applicable to such exchange or by NASDAQ, as the case may be. The fair market value of any security or other property shall be determined by the board of directors of the Company in good faith.

   2.    WARRANT AGENCY; TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS.

         2.1 WARRANT AGENCY. If the holders of Warrants to purchase a majority of the shares of Common Stock issuable upon exercise of the Warrants shall request appointment of an independent warrant agency with respect to the Warrants, the Company shall promptly appoint and thereafter maintain, at its own expense, an agency in New York, New York, which agency may be the Company's then existing transfer agent (the "Warrant Agency"), for certain purposes specified herein, and shall give prompt notice of such appointment (and appointment of any successor Warrant Agency) to all holders of Warrants. Until an independent Warrant Agency is so appointed, the Company shall perform the obligations of the Warrant Agency provided herein at its address at 1350 Avenue of the Americas, New York, New York, or such other address as the Company shall specify by notice to all Warrantholders.

         2.2 OWNERSHIP OF WARRANT. The Company may deem and treat the Holder as the owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Warrant Agency) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 2.

         2.3 TRANSFER OF WARRANT. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or his duly authorized agent or attorney, with (unless the Holder is the original Warrantholder or another institutional investor) signatures guaranteed by a bank or trust company or a broker or dealer registered with the National Association of Securities Dealers, Inc., and funds sufficient to pay any transfer taxes payable upon such transfer; provided, however, that Warrants are transferable in denominations of 50,000 Warrants. Upon surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be cancelled. The Warrant Agency shall not be required to register any transfers if the Holder fails to furnish to the Company, after a request therefor, an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt from the registration requirements of the 1933 Act and applicable state securities laws. This Section 2.3 is subject to the provisions of Section 8.

         2.4 DIVISION OR COMBINATION OF WARRANTS. This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued (which may not be less than 50,000 Warrants), signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         2.5 LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANTS. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company (it being understood that the original Warrantholder's full and unconditional indemnity shall be satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock as provided for in such lost, stolen, destroyed or mutilated Warrant.

         2.6 EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of this Warrant and shares of Common Stock purchasable upon exercise of this Warrant.

   3. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights evidenced by this Warrant may be exercised, the Company will at all times during such period have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights evidenced by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the securities of the Company may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise except as otherwise provided by that certain Warrant Registration Rights Agreement, of even date herewith, by and between the Company and the Holder.

   4. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time in accordance with this
Section 4. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

         4.1 COMMON STOCK DIVIDENDS; SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time pay a dividend of shares of Common Stock on all of its outstanding shares of Common Stock or subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such dividend or subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

         4.2 CASH DIVIDENDS. If the Company shall distribute a dividend in respect of its Common Stock in cash, the Stock Purchase Price shall be decreased, effective immediately after the record date for such dividend, to the price determined by multiplying the Stock Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the fair market value per share of Common Stock of the Company on the last day before the Common Stock trades without the right to receive such dividend in the relevant market or exchange less the amount of cash distributed in such dividend with respect to one share of Common Stock and the denominator of which shall be the fair market value per share of Common Stock on such last day.

         4.3 OTHER DISTRIBUTIONS. In the event that the Company shall distribute to the holders of all of its Common Stock any security, property or contractual right (including without limitation any subscription right), other than as contemplated in Sections 4.1, 4.2 and 4.4 (each such security, property or contractual right, an "Other Distribution"), then the Holder hereof shall be entitled to receive, at the time such Other Distribution is distributed to the holders of the Company's Common Stock, without payment of any additional consideration therefor, the amount of such Other Distribution which such Holder would have received had such Holder been the holder of record of the Common Stock deliverable upon exercise of this Warrant in full as of the record date for such Other Distribution.

         4.4 TENDER OFFERS. If a tender offer made by the Company or any subsidiary for all or any portion of the Common Stock shall expire and such tender offer shall require payment to tendering holders of Common Stock of aggregate consideration having a market value which exceeds the fair market value of the Common Stock acquired in such tender offer ("Excess Tender Amount"), then the Stock Purchase Price shall be adjusted to equal the price determined by multiplying the Stock Purchase Price in effect immediately prior to the close of business on the expiration date for such tender offer by a fraction, the numerator of which shall be the fair market value per share of Common Stock on such expiration date, less the Excess Tender Amount, if any, divided by the number of outstanding shares of Common Stock, and the denominator of which shall be the fair market value per share of Common Stock on such expiration date. Such adjustment shall be effective immediately after the expiration date of such tender offer.

         4.5 REORGANIZATION,  RECLASSIFICATION,  CONSOLIDATION,  MERGER OR SALE.
(a) If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets, shall be effected (an "Organic Change"), and in connection with such Organic Change, the Common Stock shall be converted into common stock of another entity, then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any such Organic Change, the Company shall make appropriate provision with respect to the rights and interests of the Holder of this Warrant that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable to any shares of stock thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the holders of a majority of the Warrants to purchase Common Stock then outstanding, executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. The Company shall notify the Holder of this Warrant of any such proposed Organic Change reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to exercise this Warrant in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice be given to the holders of Common Stock of the Company, the Holder of this Warrant shall be provided the same notice given to the holders of Common Stock of the Company.

             (b) In the event of an Organic Change for which no adjustment is specified by Section 4.1, Section 4.5(a) or Section 4.7, this Warrant shall be adjusted so that, after such Organic Change, the Holder shall have a right to purchase common stock of the surviving, resulting or acquiring company in such Organic Change, with the number of such shares and the exercise price therefor determined by the Board of Directors of the Company prior to such Organic Change so as to preserve the aggregate amount payable upon the exercise of this Warrant in full and the difference (positive or negative), if any, on the day immediately preceding the day such Organic Change is completed, between the fair market value of the shares of Common Stock purchasable upon the exercise of this Warrant in full and the Stock Purchase Price therefor.

         4.6 AFFILIATE TRANSACTIONS. In the event that the Company shall issue any shares of Common Stock to, or repurchase any shares of Common Stock from, any "affiliate", as defined in Rule 405 under the 1933 Act, of the Company, other than in connection with any acquisition of or investment in a partner entity, such issuance or repurchase shall be on terms no less favorable to the Company than those obtainable by a party who is not such an affiliate.

         4.7 ISSUANCE AT LESS THAN STOCK PURCHASE PRICE. In case the Company shall issue shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) at a price per share (or having a conversion or exercise price per share) less than the Stock Purchase Price in effect immediately prior to such issuance, then, and in each such case, the Stock Purchase Price in effect immediately prior to such issuance shall be adjusted to the price determined by multiplying the Stock Purchase Price in effect immediately prior to such issuance by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date immediately prior to the adjustment (plus the number of shares of Common Stock, if any, into which any then outstanding securities may be converted, exchanged or exercised if the issuance of such outstanding securities has resulted in an adjustment to the

Stock Purchase Price in accordance with this Section 4.7) and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the convertible, exchangeable or other securities may convert or be exchanged or exercised) would purchase at such Stock Purchase Price and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date (plus the number of shares of Common Stock, if any, into which any then outstanding securities may be converted, exchanged or exercised if the issuance of such outstanding securities has resulted in an adjustment to the Stock Purchase Price in accordance with this Section 4.7) and (2) the number of additional shares of Common Stock issued (or into which the convertible, exchangeable securities or other may convert or be exchanged or exercised). Notwithstanding the foregoing, in the event that (i) the Company shall issue shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) as part of a consolidation or merger of the Company with another entity and the surviving entity remains the Company,
(ii) the price per share of such Common Stock issuance (or the conversion, exchange or exercise price per share of Common Stock underlying such securities) is less than the Stock Purchase Price in effect immediately prior to such issuance and (iii) the entity consolidating with or merging into the Company has an amount of cash and cash equivalents that is less than 50% of such entity's common equity market capitalization (or, if such entity's common equity is not traded on a national securities exchange, the aggregate offering price of the securities and other property paid to such entity by the Company), then the Stock Purchase Price in effect immediately prior to such issuance shall be adjusted to the price determined by multiplying (i) the Stock Purchase Price in effect immediately prior to such issuance by (ii) the average of 1 and the fraction calculated in accordance with the preceding sentence. An adjustment made pursuant to this Section 4.7 shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this Section 4.7, the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of securities convertible into or exchangeable or exercisable for shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses, if any, payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such convertible, exchangeable or other securities into shares of Common Stock (whether treasury shares or newly issued shares). The aggregate offering price of securities that are issued for consideration other than cash shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of the Company. An issuance of shares of Common Stock requiring an adjustment in the Stock Purchase Price pursuant to Section 4.1 or pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right, or convertible security outstanding as of the date hereof shall not be deemed to constitute an issuance of Common Stock or convertible, exchangeable or other securities by the Company to which this Section 4.7 applies. Notwithstanding the foregoing, no adjustment under this Section 4.7 shall be made for (i) the issuance of shares of Common Stock to the Holder or its affiliate in exchange for Class B units of VHQ Holdings LLC or (ii) the issuance of equity securities for cash consideration of up to an aggregate of $75 million to one or more investors in connection with establishing strategic business relationships with such investors.

         4.8 CERTAIN OTHER EVENTS. If any event occurs as to which the foregoing provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Stock Purchase Price or decreasing the number of shares of Common Stock purchasable upon exercise of this Warrant, or otherwise adversely affect the Warrantholders.

         4.9 NOTICES OF CHANGE.

             (a) Immediately upon any adjustment in the Stock Purchase Price and the number of shares purchasable upon exercise of this Warrant, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

             (b) The Company shall give written notice to the Holder at least 5 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

             (c) The Company shall also give written notice to the Holder at least 10 business days prior to the date on which an Organic Change contemplated in Section 4.5 shall take place.

         4.10 FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. Instead, the Company shall pay to the Holder, in lieu of issuing any fractional `share, a sum in cash equal to such fraction multiplied by the current market price of a share of Common Stock, as determined by the Company's Chief Executive Officer, Chief Financial Officer or Board of Directors, on the business day immediately prior to the date of exercise.

         5. ISSUE TAX AND EXPENSES. The issuance of certificates for shares of Common Stock upon the exercise of any portion of this Warrant shall be made without charge to the Holder of this Warrant for any issue tax (other than any applicable income taxes) or other expenses in respect thereof; provided, however, that the Company shall not be required to pay any tax or other expenses which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of this Warrant if exercised.

         6. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of any portion of this Warrant.

         7. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except as provided herein, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares of Common Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock pursuant to this Warrant, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

         8. TRANSFER. This Warrant may not be sold, pledged or otherwise transferred prior to March 7, 2001. On or after March 7, 2001, neither this Warrant nor the shares of Common Stock issued upon exercise of this Warrant may be sold, pledged or otherwise transferred unless (A) covered by an effective registration statement under the 1933 Act and qualified under the applicable state securities laws or (B) the Company has been furnished with an opinion of counsel acceptable to it to the effect that no registration or qualification is legally required for such sale, pledge or other transfer and that an applicable exemption thereto is available.

         9. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, the Holder of this Warrant and the holder of shares of Common Stock issued upon exercise of this Warrant referred to in Section 8 shall survive the exercise of this Warrant.

         10. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         11. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to the Holder at the Holder's address as shown on the books of the Company or to the Company at 1350 Avenue of the Americas, New York, New York, Attention: General Counsel or such other address as either party may from time to time provide to the other party.

         12. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock purchasable upon the exercise of this Warrant shall survive the exercise of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the permitted successors and assigns of the Holder hereof.

         13. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions relating to conflicts of law.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer thereunto duly authorized.

Dated:  June 29, 2000                        FRONTLINE CAPITAL GROUP



                                             By:
                                                 -------------------------------
                                                 Name: Jason M. Barnett
                                                 Title: Executive Vice President

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                                                     Date:  ____________, _____




FRONTLINE CAPITAL GROUP
1350 Avenue of the Americas
New York, New York
Attn:  General Counsel

Ladies and Gentlemen:


The undersigned hereby elects to exercise the warrant issued to it by FRONTLINE CAPITAL GROUP (the "Company") and dated June 29, 2000 Warrant No. W-57 (the "Warrant") and to purchase thereunder ___________ shares of the Common Stock, par value $.01 per share, of the Company (the "Shares") at a purchase price of $___ per Share or an aggregate purchase price of ______________________ Dollars ($__________) (the "Purchase Price").

Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full in cash or other same-day funds.

                                        Very truly yours,





                                        By:

                                        Title:

                                    EXHIBIT B

                            INVESTMENT REPRESENTATION

                                                        Date: ____________, ____



FRONTLINE CAPITAL GROUP
1350 Avenue of the Americas
New York, New York
Attn:  General Counsel

Ladies and Gentlemen:

The undersigned, ________________ ("Purchaser"), intends to purchase ______ shares of the common stock, $0.01 par value per share (the "Common Stock"), of FRONTLINE CAPITAL GROUP (the "Company") from the Company pursuant to the exercise of the Warrant(s) to purchase Common Stock held by Purchaser. The Common Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

(1) The Purchaser is an "accredited investor" within the meaning of Regulation D under the 1933 Act;

(2) The Purchaser is acquiring the Common Stock for its own account for investment and not with a view to the distribution thereof;

(3) The Purchaser will not make any sale, pledge or other transfer of the Common Stock in violation of the 1933 Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities laws, and, accordingly, will comply with the provisions set forth in Section 7 of the Warrant;

(4) The Purchaser has been advised that the Common Stock has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemption is predicated, in part, on the Purchaser's representations set forth in this letter;

(5) The Purchaser has been informed that under the 1933 Act the Common Stock must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration is available with respect to any proposed sale, pledge or other transfer by the Purchaser of the Common Stock;

(6) The Company may refuse to permit Purchaser to sell, pledge or otherwise transfer the Common Stock (except as permitted under Rule 144) unless (A) there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such sale, pledge or other transfer, or (B) the Purchaser furnishes an opinion of counsel satisfactory to the Company to the effect that such registration is not legally required and that an applicable exemption to such registration is available; and

(7) There will be placed on the certificate(s) for the Common Stock or any substitutions therefor a legend stating in substance:

    "The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. These shares have been acquired for investment and may not be sold, pledged or otherwise transferred in the absence of an effective registration statement covering these shares under the Securities Act and applicable state securities laws or an opinion of counsel satisfactory to the Company that registration is not legally required and that an applicable exemption is available."

The Purchaser confirms that it has carefully read this letter and has discussed its requirements and other applicable limitations upon the Purchaser's resale of the Common Stock with the Purchaser's counsel.

                                            Very truly yours,


                                            By:

                                            Title:


                                      B-2